                                                                   EXHIBIT 10.46


                         INSURANCE COST ALLOCATION AGREEMENT

         This Insurance Cost Allocation Agreement ("Agreement") is entered into this 1st day of July, 1996, by and between Falcon Holding Group, L.P. ("FHG"), and Falcon International Communications, L.L.C. ("FIC"), with reference to the following facts:



                                    RECITALS

         A. FHG presently carries a Commercial Umbrella Policy with Federal Insurance Company ("Federal") with aggregate liability limits of $25,000,000, and an Excess Liability Policy with Indemnity Insurance Company of North America ("INA") with aggregate liability limits of $25,000,000. The aforesaid policies shall hereinafter be collectively referred to as the "Policies," and the aforesaid insurance carriers shall hereinafter be collectively referred to as the "Insurers."



         B. FIC desires to be named as an insured on the Policies, and FHG is willing to permit FIC to be so named provided FIC reimburses FHG, or pays directly to the Insurers, the incremental cost associated therewith.



         NOW, THEREFORE, in consideration of the mutual promises, covenants, and conditions herein contained, the parties hereto agree as follows:



                                    AGREEMENT

         1. Within ten (10) days after the execution of this Agreement, FHG will notify the Insurers that FIC should be added as a named insured to the Policies.

         2. At such time as payment is due to the Insurers, at FHG's election, FIC shall either (a) reimburse FHG for payments made on behalf of FIC, or (b) pay directly to the Insurers the incremental cost associated with adding FIC to the Policies.

         3. In the event FIC makes a claim against either or both of the Insurers, FIC shall immediately pay such additional premium as may be required to reinstate the aggregate coverage limits of the Policies so that FHG does not have diminished coverage limits as a result of such claim(s). In the event FHG makes a claim under the Policies after FIC has made a claim under such Policies, and FHG fails to have its claim satisfied by the Insurers because the aggregate coverage limits of the Policies has not been reinstated as provided above, whether as a result of (a) an act or omission of FIC, or (b) the Insurers failure to timely process FIC's request to reinstate the aggregate coverage, FIC shall in such circumstance, indemnify, defend, and forever hold FHG and its officers, directors, employees, and agents harmless against and from any and all third party claims, lawsuits, costs, liabilities, judgment, damages, and expenses (including, without limitation, reasonable attorneys' fees) which would otherwise have been covered under the Policies.

        4. In the event FIC and FHG both make a claim which arises from the same or similar factual circumstances such that it is considered by either or both of the Insurers to be a single claim, to the extent there is insufficient insurance proceeds to fully cover all claims, such proceeds shall be allocated to the parties on a pari passu basis according to the verifiable amount of each parties claim. If the parties are unable to agree on the verifiable amount of their respective claims, such issue shall be submitted to arbitration in accordance with the rules of the American Arbitration Association.


         5. FHG and FIC shall each have the right to terminate this Agreement for any reason whatsoever on thirty (30) days' prior written notice to the non-terminating party.


         6. This Agreement shall be construed and enforced under and in accordance with the laws of the State of California.


         7. No waiver of the breach of any of the terms or provisions of this Agreement shall be a waiver of any preceding or succeeding breach of the Agreement of any other provisions of it.


         8. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior agreements, negotiations, and oral understandings, if any, and may not be amended, supplemented, or discharged, except by an instrument in writing signed by each of the parties hereto.


         9. If any provision of this Agreement is deemed to be unenforceable, the balance of this Agreement shall nevertheless continue in effect, and any court may enforce any provision to the extent permitted by law, even though the entire Agreement may not be enforced.

                                    FALCON INTERNATIONAL
                                    COMMUNICATIONS, L.L.C.

DATED:   July 1, 1996               By:      /s/ Stanley Itskowitch
         ------------                  -------------------------------------
                                             Stanley Itskowitch

                                    FALCON HOLDING GROUP, L.P.,
                                    a Delaware limited partnership


                                    By:      Falcon Holding Group, Inc.,
                                             a California corporation
                                             its general partner


DATED: July 1, 1996                 By:      /s/ Mike Menerey
       ------------                    -------------------------------------
                                             Mike Menerey


                                      2